Exhibit 99.1

Michael Green Joins Ecoark Board of Directors

AgTech Company Appoints Former IBM Executive to Help Bolster Blockchain Adoption Across Produce Growers, Distributors and Retailers

Rogers, AR – November 8, 2017 – Ecoark Holdings, Inc. (“Ecoark”) (OTCQX: EARK) to be renamed Zest Technologies, Inc., today announced that former IBM executive Michael Green has joined the company’s Board of Directors. Green joins the Board after an impressive career with IBM, where he was most recently vice president for Strategic Services North America.

Green retired from IBM in 2015, with a career highlighted by several leadership roles. Green remained with IBM as a consultant until April 2017 and, most recently, was involved with IBM’s blockchain initiative. Blockchain has emerged as a key technology for Ecoark subsidiary Zest Labs, with the company recently announcing the availability of blockchain support at no additional cost for growers and shippers in the fresh food supply chain using the Zest Fresh solution.

“Michael’s experience in spearheading strategic initiatives for one of the world’s most innovative companies will be an invaluable resource for us as we launch our blockchain services,” said Randy May, CEO of Ecoark. “As we work to create true transparency around food freshness and safety factors through the integration of blockchain technology and our ZIPR Code freshness metric, Michael’s expertise will be instrumental to our mission of modernizing the fresh food supply chain.”

Green brings extensive international and general management experience from his career with IBM. Prior to heading up strategic services for IBM North America, he served as the general manager of IBM North America’s strategic outsourcing services, vice president of healthcare and insurance for IBM global services, and vice president of strategic service for Latin America, among other roles.

“I am excited to join Ecoark’s Board and lend my experience, especially as the company continues to define the post-harvest agriculture technology space and leverages blockchain,” said Green. “There is a huge market opportunity for organizations looking to improve the food supply chain, enhance agricultural efficiency and yields, and reduce post-harvest waste. Zest Labs is the only organization directly addressing this challenge.”

Green will fill the vacancy on the Board following the previously-announced voluntary resignation of Charles Rateliff.

About Ecoark Holdings Inc.

Founded in 2011, Ecoark (to be renamed Zest Technologies, Inc.) is an AgTech company modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, distributors and retailers. The company's Zest Fresh™ solution, a breakthrough approach to quality management of post-harvest fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Through item-level monitoring and real-time predictive analytics, Zest Fresh enables customers to improve the freshness and quality of produce, realize substantial cost savings and reduce food waste. To learn more about Zest Fresh click here.

Forward Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning the business and possible or assumed future results of operations of Ecoark and its subsidiaries; and statements concerning the ability of Zest Labs’ technology to improve delivered quality consistency, significantly reduce perishable food waste, drive sustainability, and increase efficiency in the industry. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: access to growth capital on favorable terms; adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact

Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Public Relations:

Keith Watson

fama PR

617-986-5001

zest@famapr.com